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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

[x]      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) February 28, 2003

         Commission file number 333-76723

                                 SIMMONS COMPANY
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             (Exact name of registrant as specified in its charter)

         Delaware                                       06-1007444
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

One Concourse Parkway, Suite 800, Atlanta, Georgia               30328-6188
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   (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (770) 512-7700

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ITEM 5.       OTHER EVENTS

         On February 28, 2003, Simmons Company (the "Company") completed its acquisition of SC Holdings, Inc. ("Sleep Country") a leading mattress retailer operating stores in Oregon and Washington. Because the Company and Sleep Country were controlled by affiliates of Fenway Partners, Inc. ("Fenway" or "Affiliate") at the time of the acquisition, the Company is required to account for the acquisition as a transfer of assets within a group under common control. Under this accounting methodology, the Company and Sleep Country are treated as if they had been combined for accounting and financial reporting purposes for the periods in which both entities were controlled by Fenway. As a result, the Company's consolidated financial statements have been restated for all periods presented as if the Company and Sleep Country were combined since March 1, 2000 (the date Fenway acquired Sleep Country).

         This Current Report on Form 8-K is being filed to reflect consolidated financial statements, selected financial data and management's discussion and analysis of financial conditions and results of operations as of December 28, 2002 and December 29, 2001 and for each of the three years in the period ended December 28, 2002 to include the financial results of Sleep Country. The audited consolidated financial statements, selected financial data and management's discussion and analysis of financial condition and results of operations, appearing herein, are the historical consolidated financial statements and data of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         23.1 Opinion of PricewaterhouseCoopers, LLP concerning the Consolidated Financial Statements of Simmons Company.

         99.1 Consolidated Financial Statements as of December 28, 2002 and December 29, 2001 and for each of the three years in the period ended December 28, 2002.

         99.2     Selected Financial Data.

         99.3 Management's Discussion and Analysis of Financial Condition as of December 28, 2002 and December 29, 2001 and Results of Operations for each of the three years in the period ended December 28, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons
         Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                 SIMMONS COMPANY

By:        /s/ William S. Creekmuir
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             William S. Creekmuir
    Executive Vice President and Chief Financial Officer

Date: September 5, 2003

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